                                                                    Exhibit 99.1


For Immediate Release

Contacts:       Richard Gavino                  Virginia Stuart
                Chief Financial Officer         VP-Investor Relations
                Warrantech Corporation          Michael A. Burns & Associates
                817-785-1366                    214-521-8596
                richard_gavino@warrantech.com   vstuart@mbapr.com


            WARRANTECH ANNOUNCES SECOND QUARTER FISCAL 2004 EARNINGS

             Fourteen Consecutive Quarters of Profitable Performance

BEDFORD, Texas - Nov. 6, 2003 - Warrantech Corporation (OTC: WTEC), a leading independent provider of service contracts and after-market warranties, today reported profits for the fourteenth consecutive quarter. Net income was $781,406 or $0.05 per diluted share for the company's second quarter for fiscal 2004, which ended Sept. 30, 2003, versus $890,525 or $0.06 per diluted share in the second quarter fiscal 2003.

         For the six-month period in fiscal 2004, net income was $996,701 or $0.07 per fully diluted share, compared to $1,602,885 or $0.10 per diluted share in the corresponding period last year. The change in net income for the second quarter and six-month periods of fiscal 2004 resulted from lower margins from segment mix and higher levels of net deferred revenue recognized last year.

         "Warrantech continues to grow, and our financial performance is strong. Today, we reported our fourteenth consecutive quarter of profits," said Joel San Antonio, Warrantech

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chairman and chief executive  officer.  "Gross revenues were up 14 percent,  and all our business segments show positive top line growth trends. While revenue is rising, we are focusing on optimizing segment contribution to obtain higher margins going forward," San Antonio said. "I expect future growth will come from increased market penetration in the Consumer Products and International business units, and the continued growth of the reinsurance and direct marketing lines in Automotive."

Gross Revenues

Gross revenues for the second quarter fiscal 2004 ended Sept. 30, 2003, increased to $42,344,838, an increase of 9.4 percent, compared to $38,708,291 for the same quarter in fiscal 2003. For the first six-months of fiscal 2004 period, gross revenue was $82,428,279, an increase of 14 percent, compared to $72,358,475 in the same period last year.

         Automotive gross revenues were $29,739,829, up 4.1 percent during the second quarter fiscal 2004. For the first six-months of fiscal 2004, Automotive gross revenues were $58,023,231, up 10.4 percent, compared to $52,578,238 in the same period in fiscal 2003. The change in Automotive gross revenues for the second quarter and six-month periods were due primarily to increased business from direct marketers and reinsurance programs.

         International gross revenues for the second quarter fiscal 2004 were $2,649,533, an increase of 100.6 percent from $1,321,018 in the comparable quarter the prior year. For the first six months of fiscal 2004, International gross revenues were $4,561,380, an increase of 81.5 percent from $2,513,815 in the same period last year. The change in International gross revenues

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was due to increased retail  penetration by existing clients and to new business generated within the Latin American market. Consumer Products Services (CPS) segment gross revenues were $10,364,652, during the second quarter 2004, up 16.0 percent compared to $8,933,123 in the corresponding 2003 period. For the first six months of fiscal 2004, CPS gross revenues were $20,344,271 an increase of
16.7 percent compared to $17,432,574 same period last year. The change in CPS gross revenues was due to increased volumes from existing clients and new business.

Net Earned Administrative Fee

Net earned administrative fees are gross revenues less the combined sum of premiums, commissions, and sales allowances plus or minus net deferred revenue. The net earned administrative fee for the fiscal 2004-second quarter ended Sept. 30, 2003 was $9,587,578, compared to $9,938,267 for the same quarter last year. For the first six months of fiscal 2004, net earned administrative fees were $18,042,935, compared to $18,972,403 for the corresponding period last year. The reduction in net earned administrative fee for the second quarter and first six months of fiscal 2004 was due primarily to lower margins and higher amounts of net deferred revenue recognized last year. During the second quarter fiscal 2004, net deferred revenue was $631,129 compared to $896,598 in the second quarter of fiscal 2003. For the six months of fiscal 2004, net deferred revenue was $1,014,490 compared to $1,512,913 in the same period in 2003.

         The Automotive segment's net earned administrative fee was $3,589,071 during the second quarter of 2004, a reduction of $1,960,200 from the $5,549,271 net earned administrative fee in the same quarter 2003. For the first six months of fiscal 2004, Automotive net earned administrative

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fee was  $6,900,538  compared  to  $10,558,403  during the same  period in 2003.
Although the Automotive segment had an increase in its gross revenue, its net earned administrative fee decreased due to lower margins due to product mix and lower net deferred revenues recognized this period.

         The net earned administrative fee for the Consumer Products segment was $4,143,072 in the second quarter of fiscal 2004, compared to $3,741,217 for the same quarter in the previous year. For the six-month period of fiscal 2004, net earned administrative fees for the Consumer Products segment were $8,026,926 compared to $7,103,062 in the same 2003 period. The increase was due to higher volumes from existing clients and new business.

         Net earned administrative fee for the International segment increased to $1,881,660 in the second quarter 2004, from $760,817 for the same quarter in the prior year. For the first six months of fiscal 2004, International net earned administrative fees were $2,962,086, up from $1,477,089 in the same period last year. The increase in the International's net earned administrative fee was the result of increased volumes from existing clients, new business in South America and increased market penetration in Puerto Rico.

Service, Selling, General and Administrative (SG&A)

SG&A expenses for the second quarter fiscal 2004 were $8,024,878, up 2 percent compared to $7,894,879 in the corresponding 2003 quarter. For the first six months of fiscal 2004, SG&A expenses were $15,530,728, up 3 percent from $15,097,222 in the same period in fiscal 2003.


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Rent related expense and higher  employee costs  contributed to the increase in
SG&A during the current quarter and six-month periods. Legal fees were down $573,110 or 53.6 percent in the second quarter of 2004 from the same quarter last year. For the first half of fiscal 2004, legal fees were $704,987, down
51.8 percent from $1,461,562 for the same period in fiscal 2003.

Income from Operations

For the second quarter fiscal 2004 Warrantech had income from operations of $504,807 compared to $1,021,853 in the second quarter fiscal 2003. For the first six months of fiscal 2004, income from operations was $431,234 compared to $1,830,527 in the corresponding period last year. The decrease in income from operations was primarily due to lower earned administrative fees and slightly higher selling, general and administrative expenses.

Other Matters

In March 2003 the Division of Corporation Finance of the Securities and Exchange Commission ("SEC") selected the Company's periodic reports for review. The SEC staff stated that the purpose of the review was to assist the Company in its compliance with applicable disclosure requirements and to enhance the overall disclosure in the Company's reports. As a result of the communications with the SEC staff, the Company amended certain of its disclosures as reflected in its Annual Report filed on Form 10-K for the fiscal year ended March 31, 2003. The Company also restated its financial statements for prior periods to reflect certain changes in accounting policy. The cumulative effect of the change to prior periods was a net benefit of $1,721,184 in retained earnings. The Company is still in discussions with the SEC staff on two remaining complex issues.

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It expects to receive an independent  report on these issues by mid November and will then prepare a written report to the SEC.


About Warrantech:

Warrantech Corporation administers and markets service contracts and after-market warranties on automobiles, automotive components, recreational vehicles, appliances, consumer electronics, homes, computer and computer peripherals for retailers, distributors and manufacturers. The company continues to expand its domestic and global penetration, and now provides its services in the United States, Canada, Puerto Rico and Latin America. For additional information on Warrantech, access http://www.warrantech.com/.


"Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: Except for the historical information contained herein, the matters discussed in this release may contain forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those contemplated by the forward-looking statements. The Company makes such forward-looking statements under the provisions of the "safe harbor" section of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect the Company's views and assumptions, based on information currently available to management. Such views and assumptions are based on, among other things, the Company's operating and financial performance over recent years and its expectations about its business for the current and future fiscal years. Although the Company believes that the expectations reflected in such forward- looking statements are reasonable; it can give no assurance that such expectations will prove to be correct. Such statements are subject to certain risks, uncertainties and assumptions, including, but not limited to, (a) prevailing economic conditions which may significantly deteriorate, thereby reducing the demand for the Company's products and services, (b) availability of technical support personnel or increases in the rate of turnover of such personnel, resulting from increased demand for such qualified personnel, (c) changes in the terms or availability of insurance coverage for the Company's programs, (d) regulatory or legal changes affecting the Company's business, (e) loss of business from or significant change in relationship with, any major customer of the Company, (f) the ability to successfully identify and contract new business opportunities, both domestically and internationally, (g) the ability to secure necessary capital for general operating or expansion purposes,
(h) adverse outcomes of litigation, (i), if any of the insurance companies, which insure the service contracts, marketed and administered by the Company were unable to pay the claims under the service contracts, it could have a materially adverse effect on the Company's business,(j),if Butler Financial Solutions, LLC is unable to cover the claims previously insured by Reliance Insurance Companies, or if the Company's current insurance carrier ceases to provide credit to the Company in order to fund any shortfalls required by Butler; since management is not able to determine the Company's potential claims liability, if any, under such contracts, the Company has not taken a reserve for claims losses for which the Company may ultimately be



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liable,  (k) the effect on future periods resulting from the Company's change in accounting policy with respect to the timing of recognition a portion of its revenues from the administration of service contracts (l) the non-payment of notes due from an officer and two directors of the Company in 2007 (m) the outcome of the review currently being conducted by the SEC staff of the Company's financial statements and related disclosures, and (n) the Company's ability to expand its core business and to increase its profit margin on its
overall  business.   Should  one  or  more  of  these  or  any  other  risks  or uncertainties materialize or develop in a manner adverse to the Company, or should the Company's underlying assumptions prove incorrect, actual results of operations, cash flows or the Company's financial condition may vary materially from those anticipated, estimated or expected.


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                     WARRANTECH CORPORATION AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)


                                                             For the Three Months Ended    For the Six Months Ended
                                                                    September 30,                September 30,
                                                             --------------------------- -----------------------------
                                                                 2003          2002          2003            2002
                                                             -------------  ------------ -------------   -------------
Earned administrative fee (net of amortization of deferred
costs)                                                         $9,587,578    $9,938,267   $18,042,935     $18,972,403
                                                             -------------  ------------ -------------   -------------
Costs and expenses

Service, selling, and general and administrative                8,024,878     7,894,879    15,530,728      15,097,222
   Provision for bad debt expense                                 165,000            --       260,000              --
  Depreciation and amortization                                   892,893     1,021,535     1,820,973       2,044,654
                                                             -------------  ------------ -------------   -------------

Total costs and expenses                                        9,082,771     8,916,414    17,611,701      17,141,876
                                                             -------------  ------------ -------------   -------------

Income from operations                                            504,807     1,021,853       431,234       1,830,527
Other income                                                      605,858       336,552       892,726         566,509
                                                             -------------  ------------ -------------   -------------


Income before provision for income taxes                        1,110,665     1,358,405     1,323,960       2,397,036
Provision for income taxes                                        329,259       467,880       327,259         794,151
                                                             -------------  ------------ -------------   -------------

Net income                                                       $781,406      $890,525      $996,701      $1,602,885
                                                             =============  ============ =============   =============
Earnings per share:
  Basic                                                             $0.05         $0.06         $0.07           $0.10
                                                             =============  ============ =============   =============
  Diluted                                                           $0.05         $0.06         $0.06           $0.10
                                                             =============  ============ =============   =============

Weighted average number of shares outstanding:
  Basic                                                        15,353,718    15,322,181    15,319,117      15,317,881
                                                             =============  ============ =============   =============
  Diluted                                                      16,179,600    15,430,348    16,143,599      15,398,910
                                                             =============  ============ =============   =============

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                     WARRANTECH CORPORATION AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS



                                                                        (Unaudited)
                                                                        September 30,      March 31,
                                                                           2003               2003
                                                                      ---------------  ----------------
ASSETS
Current assets:
   Cash and cash equivalents                                             $ 2,867,612       $ 5,478,095
   Investments in marketable securities                                    1,465,088           843,980
   Accounts receivable, (net of allowances of
       $487,966 and $230,064, respectively)                               25,772,315        22,008,608
   Loan receivable - Butler Financial Solutions, Inc.                     11,140,833         8,612,678
   Other receivables, net                                                  6,254,291         5,299,887
   Deferred income taxes                                                   2,098,171         2,098,171
   Employee receivables                                                       56,074            73,833
   Prepaid expenses and other current assets                               1,468,208         1,218,392
                                                                      ---------------  ----------------
      Total current assets                                                51,122,592        45,633,644
                                                                      ---------------  ----------------

Property and equipment, net                                                6,781,705         8,296,313
                                                                      ---------------  ----------------

Other assets:
   Excess of cost over fair value of assets acquired
       (net of accumulated amortization of $5,825,405)                     1,637,290         1,637,290
   Deferred income taxes                                                     653,504           800,406
   Deferred direct costs                                                   6,866,028         9,972,309
   Investments in marketable securities                                      974,252         1,355,263
   Restricted cash                                                           825,000           825,000
   Split dollar life insurance policies                                      877,126           877,126
   Notes receivable                                                        6,404,655         5,411,653
   Other assets                                                               51,095            47,124
                                                                      ---------------  ----------------
        Total other assets                                                18,288,950        20,926,171
                                                                      ---------------  ----------------
                    Total Assets                                        $ 76,193,247       $74,856,128
                                                                      ===============  ================

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                     WARRANTECH CORPORATION AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEETS



                                                                                 (Unaudited)
                                                                                September 30,       March 31,
                                                                                    2003              2003
                                                                              ------------------  --------------
         LIABILITIES AND STOCKHOLDERS' EQUITY

         Current liabilities:
              Current maturities of long-term debt and capital lease obligations     $  752,308   $     802,070
              Insurance premiums payable                                             40,475,558      36,070,992
              Income taxes payable                                                      181,846          81,236
              Accounts and commissions payable                                        7,673,839       8,118,371
              Accrued expenses and other current liabilities                          4,069,460       3,534,106
                                                                              ------------------  --------------
                 Total current liabilities                                           53,153,011      48,606,775
                                                                              ------------------  --------------

         Deferred revenues                                                           10,831,022      15,065,547
         Long-term debt and capital lease obligations                                 1,236,842       1,218,670
         Deferred rent payable                                                          375,593         417,720
                                                                              ------------------  --------------
            Total liabilities                                                        65,596,468      65,308,712
                                                                              ------------------  --------------

         Commitments and contingencies                                                       --              --

         Stockholders' equity:
             Preferred stock - $.0007 par value authorized - 15,000,000 Shares
                issued  - none at September 30, 2003 and March 31, 2003                      --              --
             Common stock - $.007 par value authorized - 30,000,000 Shares issued  - 16,541,324 shares at September 30, 2003 and
                16,525,324 shares at March 31, 2003                                     115,784         115,714
             Additional paid-in capital                                              23,767,079      23,760,809
             Loans to directors and officers                                       (10,604,782)    (10,462,094)
             Accumulated other comprehensive income (loss), net of taxes               (95,075)       (196,974)
             Retained earnings                                                        1,601,330         604,631
                                                                              ------------------  --------------
                                                                                     14,784,336      13,822,086
            Treasury stock - at cost, 1,187,607 shares at June 30, 2003
                and 1,249,690 shares at March 31, 2003                              (4,187,557)     (4,274,670)
                                                                              ------------------  --------------
                   Total Stockholders' Equity                                        10,596,779       9,547,416
                                                                              ------------------  --------------
                      Total Liabilities and Stockholders' Equity                    $76,193,247   $  74,856,128
                                                                              ==================  ==============




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